Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-31030), Form S-8 (No. 333-75690), Form S-3 (No. 333-36307), Form S-3 (No. 333-36232), Form S-3 (No. 333-55872) and Form S-3 (No. 333-87264) of our report dated June 7, 2007, relating to our audit of the consolidated financial statements of U.S. Energy Systems, Inc. and subsidiaries included in the 2006 annual report on Form 10-K.

/s/ Weiser LLP

New York, New York

June 7, 2007